SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14C
(Rule 14c-101)

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X]   Preliminary Information Statement

[_]   Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)

[_]  Definitive Information Statement

GENIUS PRODUCTS, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[_]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)   Title of each class of securities to which transaction applies.

(2)   Aggregate number of securities to which transaction applies.

(3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined).

(4)   Proposed maximum aggregate value of transaction:

(5)   Total fee paid:

[_]   Fee paid previously with preliminary materials

[_]   Check box if any part of the fee is offset as provided by Exchange Act  Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:

(2)   Form, Schedule or Registration Statement No.:

(3)   Filing Party:

(4)   Date Filed:

GENIUS PRODUCTS, INC.
3301 Exposition Blvd., Suite 100
Santa Monica, CA 90404

March 10, 2009

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To our Stockholders:

The purpose of this letter is to inform you that stockholders of Genius Products, Inc., a Delaware corporation (hereinafter referred to as the “Company”, “we”, “us” or “our”), holding voting rights equivalent to 63.2% of the outstanding shares of our common stock executed written consents in lieu of a special meeting approving a reverse stock split of our common stock in an exchange ratio of one-for-five hundred (the “Reverse Stock Split”), with our Board of Directors retaining the discretion of whether or not to implement the Reverse Stock Split until January 20, 2010.  Our Board of Directors approved the proposed Reverse Stock Split on January 20, 2009.

The accompanying Information Statement, which describes the above corporate actions in more detail, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder.  Under the Delaware General Corporation Law and our amended and restated certificate of incorporation and bylaws, stockholder action may be taken by written consent without a meeting of stockholders.  The above-described action by our Board of Directors and the written consent of our stockholders is sufficient under the Delaware General Corporation Law, our Amended and Restated Certificate of Incorporation and our Bylaws to approve the Reverse Stock Split.  Accordingly, the Reverse Stock Split will not be submitted to the other stockholders of the Company for a vote.  Pursuant to Rule 14c-2 under the Exchange Act, the Reverse Stock Split will not be implemented until at least twenty (20) calendar days after the mailing of this Information Statement to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This letter is the notice required by Section 228(e) of the Delaware General Corporation Law.  We will first mail this Information Statement to stockholders on or about March 10, 2009.

March 10, 2009                                                                               By Order of the Board of Directors
of Genius Products, Inc.

By:
Trevor Drinkwater
Chief Executive Officer

GENIUS PRODUCTS, INC.
3301 Exposition Blvd., Suite 100
Santa Monica, CA 90404
_________________________________

INFORMATION STATEMENT
PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14c-2 THEREUNDER
_____________________________________

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

_______________________________________________________________

               We are sending you this Information Statement solely for the purpose of informing our stockholders of record as of March 9, 2009 (the “Record Date”) in the manner required under Regulation 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the actions taken by our stockholders by written consent in lieu of a special meeting.  No action is requested or required on your part.

What actions were taken by the written consent in lieu of a special meeting?

Stockholders of the Company holding voting rights equivalent to 63.2% of the outstanding shares of our common stock executed written consents in lieu of a special meeting approving a reverse stock split of our common stock in an exchange ratio of one-for-five hundred (the “Reverse Stock Split”), with our Board of Directors retaining the discretion of whether or not to implement the Reverse Stock Split until January 20, 2010.  Our Board of Directors approved the proposed Reverse Stock Split on January 20, 2009.  If our Board elects to effect the Reverse Stock Split, the form of the Certificate of Amendment (the “Reverse Stock Split Amendment”) that will be filed with the Delaware Secretary of State is attached as Appendix A.  Additional information regarding the Reverse Stock Split is set forth below under “Approval Granting Our Board of Directors with the Authority to Implement the Reverse Stock Split.”

How many shares were voted for the actions?

Under applicable law and our Amended and Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”), the approval of our stockholders holding at least a majority of the voting interests in the Company voting together as a single class are required to approve the Reverse Stock Split.  Such approvals have been received, and consequently no further stockholder action is required to approve and adopt the Reverse Stock Split.  See “Approval Granting Our Board of Directors with the Authority to Implement the Reverse Stock Split – Vote Required” below for further information.

Am I entitled to dissenter’s rights?

The Delaware General Corporation Law does not provide for dissenter’s rights for the foregoing actions taken by written consent in lieu of a special meeting.

APPROVAL GRANTING OUR BOARD OF DIRECTORS
WITH THE AUTHORITY TO IMPLEMENT THE REVERSE STOCK SPLIT

Introduction

As of the Record Date, stockholders holding the necessary voting rights approved a proposal to permit us to amend our Restated Certificate of Incorporation to allow our Board of Directors to effect a Reverse Stock Split of our common stock on the terms described in this Information Statement.  The amendment approved by the stockholders specifies a ratio for the Reverse Stock Split of one-for-five hundred.  The form of Certificate of Amendment to the Restated Certificate of Incorporation to effect the Reverse Stock Split is attached to this Information Statement as Appendix A.

The approval becomes effective twenty (20) days after the mailing of this Information Statement.  Upon this approval becoming effective, our Board of Directors will be authorized, in its sole discretion, to implement the Reverse Stock Split at any time until January 20, 2010, or to abandon the Reverse Stock Split.  The Board will implement the Reverse Stock Split or may abandon it as it determines is advisable in the best interests of the Company and our stockholders.

Vote Required; Written Consent Obtained

As of the Record Date, there were 67,609,094 shares of common stock and 1,000,000 shares of Series A Interim Convertible Preferred Stock (“Series A Preferred Stock”) outstanding.  Each holder of our common stock is entitled to one vote for each share held by such holder.   All of the shares of Series A Preferred Stock are held by GNPR Investments LLC and The Weinstein Company Holdings LLC.  The holders of Series A Preferred Stock are entitled to the number of votes equal to the number of shares of common stock of the Company into which the Series A Preferred Stock may be converted.  As of the Record Date, each share of Series A Preferred Stock is convertible into 189.305464 shares of common stock, and the holders of all shares of Series A Preferred Stock have, in the aggregate, voting rights equivalent to 189,305,464 shares of our common stock.  Such amounts are subject to adjustment as set forth in the Certificate of Designation authorizing the Series A Preferred Stock filed by the Company with the Secretary of State of the State of Delaware on January 14, 2009.

Under Delaware General Corporation Law and the provisions of our Restated Certificate of Incorporation and Bylaws, approval of the Reverse Stock Split requires the affirmative vote or written consent of holders of at least a majority of the voting interests in the Company voting together as a single class.  A written consent approving the Reverse Stock Split was executed by GNPR Investments LLC (“GNPR”), which holds shares of Series A Preferred Stock as of the Record Date with voting rights equivalent to 63.2% of our outstanding common stock.  Consequently, the  corporate action described in this Information Statement was approved by the requisite vote of our stockholders without the vote or written consent of any other stockholders of the Company.

Reasons for the Reverse Stock Split

In January and February 2009, we completed a series of transactions and corporate actions involving the restructuring of the Company that commenced with the acquisition by GNPR of a 60% ownership interest in Genius Products, LLC (the “Distributor”) from The Weinstein Company Holdings LLC and its affiliate (“TWC”), effective as of January 1, 2009.  The Company continues to own the remaining 30% interest in the Distributor.  Other significant events that occurred in January and February 2009 are described below:

•
On or about January 15, 2009, GNPR exchanged its 60% interest in the Distributor and TWC exchanged its remaining 10% interest in the Distributor for 1,000,000 shares of Series A Preferred Stock of the Company, which were initially convertible into 189,305,464 shares of our common stock, subject to an upward conversion adjustment if the Company issues shares or options pursuant to employee benefit plans on or prior to June 30, 2009.  This transaction resulted in the Distributor becoming a wholly-owned subsidiary of the Company, and an acquisition of control of the Company by GNPR.  The outstanding shares of Series A Preferred Stock are, by their terms, mandatorily convertible into common stock of the Company when the Company has a sufficient number of unreserved shares of common stock to accommodate the conversion.

•
On January 1, 2009 the Company issued new warrants to TWC which are exercisable for an aggregate of 27,043,638 shares of our common stock, subject to upward adjustment if the Company issues shares or options pursuant to employee benefit plans on or prior to July 31, 2009.

•
In February 2009, the Company approved a management retention pool of up to 1,014,136,410 shares of common stock, issuable to directors and executive management of the Company in the form of stock options or restricted stock grants intended to insure the retention of key members of management.

•
In February 2009, the Company issued to certain institutional investors, in connection with an issuance of subordinated notes by the Distributor, warrants to purchase an aggregate of up to 1,109,073,910 shares of common stock, and may engage in subsequent closings of the subordinated note offering which will result in the issuance of aggregate warrants (together with prior closings) to purchase up to 1,984,587,356 shares of common stock.  The warrants are mandatorily exercisable into common stock of the Company when the Company has a sufficient number of unreserved shares of common stock to accommodate the exercise.

As a result of the above transactions, on a fully-diluted basis the Company may have an obligation to issue up to 6,491,860,289 shares of common stock, yet our Certificate of Incorporation authorizes us to issue only 300,000,000 shares of common stock.  Rather than increase our authorized shares of common stock to accommodate these new share commitments, we are seeking through the Reverse Stock Split to reduce the number of outstanding shares and shares which we are committed to issue under the above instruments and programs.  All of the instruments discussed above and the management retention pool will be proportionately reduced upon completion of the Reverse Stock Split.  We anticipate that this action will bring our share fully diluted share capitalization to below 13,000,000 shares of common stock, which we believe to be a reasonable capitalization given the size of our company.

The effect of a Reverse Stock Split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar Reverse Stock Splits for companies in like circumstances is varied.  It is possible that the per share price of our common stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Stock Split.  The market price of our common stock may be based also on other factors that may be unrelated to the number of shares outstanding, including our future performance.

As noted above, the liquidity of our common stock could be affected adversely by the reduced number of shares outstanding after the Reverse Stock Split. Although our Board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds.  As a result, the decreased liquidity that may result from having fewer shares outstanding may not be offset by increased investor interest in our common stock.

Board Discretion to Implement the Reverse Stock Split

 The authority to implement the Reverse Stock Split will become effective twenty (20) calendar days after the mailing of this Information Statement to our stockholders.  We will first mail this Information Statement to stockholders on or about March 10, 2009.  Upon this approval becoming effective, our Board of Directors will be authorized, in its sole discretion, to implement the Reverse Stock Split at any time until January 20, 2010, or to abandon the Reverse Stock Split.

The actual timing of the filing of the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware to effect the Reverse Stock Split will be determined by the Board.  In addition, if for any reason the Board of Directors deems it advisable to do so, the Reverse Stock Split may be abandoned at any time prior to the filing of the Reverse Stock Split Amendment, without further action by the stockholders of the Company. The Reverse Stock Split will be effective as of the effective date (the “Effective Date”) of the Reverse Stock Split Amendment.

Upon the filing of the Reverse Stock Split Amendment, without further action on the part of the Company or our stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Date will be converted into a lesser number of shares of Common Stock calculated in accordance with the terms of the amendment to our charter based on a Reverse Stock Split ratio of one-for-five hundred.  For example, if a stockholder holds 5,000 shares of common stock as of the Record Date, such stockholder will hold 10 shares of common stock following the Reverse Stock Split.

Effect of the Reverse Stock Split

After the Effective Date of the proposed Reverse Stock Split, each common stockholder will own a reduced number of shares of our common stock.  However, the proposed Reverse Stock Split will affect all of our common stockholders uniformly and will not affect any common stockholder’s percentage ownership interest in us, except to the extent that the Reverse Stock Split results in any of our common stockholders owning a fractional share as described below.  Proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares).  For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the Reverse Stock Split will continue to hold 2% of the voting power of the outstanding shares of common stock immediately after the Reverse Stock Split.  The number of stockholders of record will not be affected by the proposed Reverse Stock Split, except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the proposed Reverse Stock Split.

Although the proposed Reverse Stock Split will not affect the rights of common stockholders or any common stockholder’s proportionate equity interest in the Company, subject to the treatment of fractional shares, the number of authorized shares of common stock and preferred stock will not be reduced.  This will increase significantly the ability of the Board to issue authorized and unissued shares without further stockholder action.  The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of common stock.  The effective increase in the number of authorized but unissued shares of common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our Restated Certificate of Incorporation or bylaws.  Other than shares which may be issued under the instruments discussed above under “Reasons for the Reverse Stock Split”, we have no plans at the present time to issue additional shares of our common stock.  Nevertheless, our Board of Directors may, from time to time, deem it to be in the best interests of the Company and our stockholders to enter into transactions and other ventures that may include the issuance of shares of our common stock.

The proposed Reverse Stock Split will reduce the number of shares of common stock available for issuance upon exercise of our outstanding stock options and warrants in proportion to the exchange ratio of the Reverse Stock Split and will effect a proportionate increase in the exercise price of such outstanding stock options and warrants.  In connection with the proposed Reverse Stock Split, the number of shares of common stock issuable upon exercise or conversion of outstanding stock options and warrants will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.  The proposed Reverse Stock Split will have a similar effect upon the conversion rights of the Series A Preferred Stock, which provides that the conversion rate will be proportionately reduced in the Reverse Stock Split.

Although we believe that a Reverse Stock Split may be in the best interests of the Company and our stockholders, if implemented, the Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares. Brokerage commissions and other costs of transactions in odd-lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.  Our common stock is currently registered under Section 12(g) of the Exchange Act , and we are subject to the periodic reporting and other requirements of the Exchange Act.  The proposed Reverse Stock Split will not affect the registration of the common stock under the Exchange Act.

The proposed Reverse Stock Split will not affect the par value of our common stock.  As a result, on the Effective Date of the Reverse Stock Split, the stated capital on our balance sheet attributable to the common stock will be reduced in proportion to the exchange ratio selected by the Board in the manner described above, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced.  The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of our common stock outstanding.

Payment for Fractional Shares

We will not issue any fractional shares in connection with the Reverse Stock Split. Instead, any fractional share resulting from the Reverse Stock Split will be rounded down to the nearest whole share. Stockholders who will be otherwise entitled to receive fractional shares because they hold a number of shares not evenly divisible by the exchange ratio will instead receive cash. The cash amount to be paid to each stockholder will be equal to the resulting fractional interest in one share of our common stock to which the stockholder would be otherwise entitled, multiplied by an amount no less than the fair value of one share of common stock on the Effective Date, as determined by the Board of Directors.

Exchange of Stock Certificates

The conversion of the shares of our common stock under the Reverse Stock Split will occur automatically on the Effective Date. This will occur regardless of when stockholders physically surrender their stock certificates for new stock certificates.

Our transfer agent, Interwest Transfer Company, will act as exchange agent (the “Exchange Agent”) to implement the exchange of stock certificates and the distribution of any cash in lieu of fractional shares.  As soon as practicable after the Effective Date, the Company or the Exchange Agent will send a letter to each stockholder of record at the Effective Date for use in transmitting certificates representing shares of our common stock (the “Old Certificates”) to the Exchange Agent.  The letter of transmittal will contain instructions for the surrender of Old Certificates to the Exchange Agent in exchange for certificates representing the appropriate number of whole shares of common stock to be issued following the Reverse Stock Split (the “New Common Stock”).  No new stock certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the Exchange Agent.  Consequently, you will need to surrender your Old Certificates before you will be able to sell or transfer your stock.

Stockholders will then receive a new certificate or certificates representing the number of whole shares of New Common Stock into which their shares of common stock have been converted as a result of the Reverse Stock Split.  Until surrendered, we will deem outstanding Old Certificates held by stockholders to be canceled and only to represent the number of whole shares of New Common Stock to which these stockholders are entitled.

We estimate that our aggregate expenses relating to the Reverse Stock Split will be approximately $25,000.   All expenses of the exchange of certificates will be borne by us.

YOU SHOULD NOT SEND YOUR OLD CERTIFICATES TO THE EXCHANGE AGENT UNTIL YOU HAVE RECEIVED THE LETTER OF TRANSMITTAL.

Accounting Consequences

The par value of our common stock will remain unchanged at $.0001 per share after the Reverse Stock Split.  However, the common stock as designated on our balance sheet will be adjusted downward in respect of the shares of the New Common Stock to be issued in the Reverse Stock Split such that the common stock will become an amount equal to the aggregate par value of the shares of New Common Stock being issued in the Reverse Stock Split, and that the Additional Paid-In Capital as designated on our balance sheet will be increased by an amount equal to the amount by which the common stock was decreased.  Additionally, net income (loss) per share will increase proportionately as a result of the Reverse Stock Split since there will be a lower number of shares outstanding.  We do not anticipate that any other material accounting consequences will arise as a result of the Reverse Stock Split.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to our proposed amendments to our charter to effect the Reverse Stock Split, if implemented, and we will not independently provide our stockholders with any such rights.

Material Federal U.S. Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain U.S. federal income tax considerations of the proposed Reverse Stock Split.  It addresses only U.S. Stockholders (as defined herein) who hold the pre-Reverse Stock Split shares and post-Reverse Stock Split shares as capital assets.  This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect).  It does not address tax considerations under state, local, foreign and other laws.

As used herein, the term “U.S. Stockholder” means (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation created or organized in or under (or treated for U.S. federal income tax purposes as created or organized in or under) the laws of the United States or any state thereof or the District of Columbia), (iii) an estate subject to U.S. federal income taxation without regard to the source of its income, and (iv) a trust if (a) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. fiduciaries have the authority to control all of the trust’s substantial decisions, or (b)  the trust has in effect a valid election to be treated as a United States person within the meaning of the U.S. Treasury Regulations.  The discussion does not address the U.S. federal income tax considerations that affect the treatment of an entity that is a partnership for U.S. federal income tax purposes and that holds the pre-Reverse Stock Split shares and post-Reverse Stock Split shares, or the partners of such partnership.  Such partnerships and their partners should consult their own tax advisors.  The discussion does not purport to be complete and does not address stockholders subject to special rules, such as stockholders that are not U.S. Stockholders, or that are financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, stockholders who hold the pre-Reverse Stock Split shares as part of a straddle, hedge or conversion transaction or other risk reduction strategy, stockholders who hold the pre-Reverse Stock Split shares as qualified small business stock within the meaning of Section 1202 of the Code, stockholders who are subject to the alternative minimum tax provisions of the Code and stockholders who acquired their pre-Reverse Stock Split shares pursuant to the exercise of employee stock options or otherwise as compensation.  Furthermore, we have not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the consequences of the Reverse Stock Split.

ACCORDINGLY, ALL STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.

The Reverse Stock Split is intended to constitute a reorganization within the meaning of Section 368 of the Code.  Assuming the Reverse Stock Split qualifies as a reorganization, a U.S. Stockholder generally will not recognize gain or loss on the Reverse Stock Split, except (as discussed below) to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Stock Split shares.  The aggregate tax basis of the post-Reverse Stock Split shares received will be equal to the aggregate tax basis of the pre-Reverse Stock Split shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-Reverse Stock Split shares received will include the holding period of the pre-Reverse Stock Split shares exchanged.

A holder of the pre-Reverse Stock Split shares who receives cash in lieu of a fractional share interest in the post-Reverse Stock Split shares will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-Reverse Stock Split shares allocated to the fractional share interest and the cash received.  Such gain or loss will be a capital gain or loss and will be short term if the pre-Reverse Stock Split shares were held for one year or less and long term if held more than one year.  It is assumed for this purpose that cash will be paid in lieu of fractional shares only as a mechanical rounding off of fractions resulting from the exchange rather than separately bargained-for consideration. It is also assumed that the Reverse Stock Split is not being undertaken to increase any stockholder’s proportionate ownership of the Company.

No gain or loss will be recognized by us as a result of the Reverse Stock Split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes set forth certain information known to the Company with respect to the beneficial ownership of the Company’s Common Stock and Series A Interim Convertible Preferred Stock as of February 24, 2009, by (i) each person who is known by the Company to own beneficially more than 5% of our Common Stock or Series A Interim Convertible Preferred Stock, (ii) each of the Company’s directors and named executive officers (as defined in the rules and regulations of the SEC) and the executive officers of Genius Products, LLC (the “Distributor”), and (iii) all of the Company’s executive officers, directors and all of the executive officers of the Distributor as a group, in each case based on (a) the Company’s outstanding Common Stock and Series A Interim Convertible Preferred Stock as of February 24, 2009 and (b) the most recent Statements of Beneficial Ownership filed by the applicable shareholder and/or internal Company records.  Except as otherwise listed below, the address of each person is c/o Genius Products, Inc., 3301 Exposition Boulevard, Suite 100, Santa Monica, California 90404.  As of February 24, 2009, there were outstanding 67,609,094 shares of our common stock and 1,000,000 shares of our Series A Interim Convertible Preferred Stock.

	Shares Beneficially Owned (1)
Name of Owner of Common Stock	Number		Percent
Stephen K. Bannon	1,029,520	(2)	1.49%
Mitch Budin	270,000	(3)	*
Edward J. Byrnes	0		0%
Trevor Drinkwater	2,300,000	(4)	3.29%
Herbert Hardt	518,408	(5)	*
Matthew Smith	0		0%
All directors and officers as a group (6 persons)	4,117,928	(6)	5.74%
George Bolton	92,575,638	(7)	57.79%
J. Caird Investors (Bermuda) L.P.	267,610,638	(8)	81.04%
J. Caird Partners, L.P.	199,454,224	(9)	74.68%
Janus Capital Management LLC	7,698,450	(10)	11.39%
Janus Investment Fund	374,388,259	(11)	84.70%
Wellington Management Company LLP	7,714,695	(12)	11.41%
Stephens Investment Management, LLC	6,603,585	(13)	9.77%

Name of Owner of Series A Interim Convertible Preferred Stock	Number		Percent
GNPR Investments LLC	857,142.86	(14)	85.71%
The Weinstein Company Holdings LLC	142,857.14	(15)	14.29%

*           Represents less than 1% of our common stock.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of February 24, 2009, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.  Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned.  The information reflected in this table is based on the Company’s review of the most recent SEC filings for the individuals and entities listed above and the Company’s internal records.

(2)	Includes outstanding options to purchase 1,029,520 shares exercisable within 60 days of February 24, 2009. Excludes outstanding options to purchase 800,000 shares exercisable after that period.

(3)	Includes outstanding options to purchase 270,000 shares exercisable within 60 days of February 24, 2009. Excludes outstanding options to purchase 30,000 shares exercisable after that period.

(4)	Includes outstanding options to purchase 2,300,000 shares exercisable within 60 days of February 24, 2009. Excludes outstanding options to purchase 800,000 shares exercisable after that period.

(5)	Includes outstanding options to purchase 518,408 shares exercisable within 60 days of February 24, 2009. Excludes outstanding options to purchase 11,112 shares exercisable after that period.

(6)	Includes outstanding options to purchase 4,117,928 shares exercisable within 60 days of February 24, 2009. Excludes outstanding options to purchase 1,641,112 shares exercisable after that period.

(7)
Includes outstanding warrants to purchase 92,575,638 shares exercisable within 60 days of February 24, 2009.  The mailing address for George Bolton is 2440 Pacific Avenue, San Francisco, California 94115.

(8)
Includes outstanding warrants to purchase 262,616,468 shares exercisable within 60 days of February 24, 2009.  J. Caird Investors (Bermuda) L.P. and Wellington Global Holdings, Ltd. each may be deemed to own 267,610,638 shares of the Company’s common stock.  The mailing address for J. Caird Investors (Bermuda), L.P. is c/o Wellington Management Company, LLP, 75 State Street, Boston, Massachusetts 02109.

(9)
Includes outstanding warrants to purchase 199,454,224 shares exercisable within 60 days of February 24, 2009.  The mailing address for J. Caird Partners, L.P. is c/o Wellington Management Company, LLP, 75 State Street, Boston, Massachusetts 02109.

(10)
Janus Capital Management LLC has a direct 89.9% ownership stake in INTECH Investment Management ("INTECH") and a direct 78.4% ownership stake in Perkins Investment Management LLC ("Perkins").  Due to the above ownership structure, holdings for Janus Capital Management LLC, Perkins and INTECH are aggregated for purposes of this filing. Janus Capital Management LLC, Perkins and INTECH are registered investment advisers, each furnishing investment advice to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to individual and institutional clients (collectively referred to herein as "Managed Portfolios"). As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Janus Capital Management LLC may be deemed to be the beneficial owner of 7,698,450 shares or 11.41% of the shares outstanding of Genius Common Stock held by such Managed Portfolios.  However, Janus Capital Management LLC does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. Janus Venture Fund is an investment company registered under the Investment Company Act of 1940 and is one of the Managed Portfolios to which Janus Capital provides investment advice.  The mailing address for Janus Capital Management is 151 Detroit Street, Denver, Colorado 80206.

(11)
Includes outstanding warrants to purchase 374,388,259 shares exercisable within 60 days of February 24, 2009.  The mailing address for Janus Investment Fund is c/o Janus Capital Management LLC, 151 Detroit Street, Denver, Colorado 80206.

(12)
Wellington Management Company LLP, in its capacity as investment adviser, may be deemed to beneficially own 7,714,695 shares which are held of record by clients of Wellington Management Company LLP.  The principal business address of Wellington Management Company LLP is 75 State Street, Boston, Massachusetts 02109.

(13)
Stephens Investment Management, LLC, in its capacity as investment adviser, may be deemed to beneficially own 6,603,585 shares which are held of record by clients of Stephens Investment Management, LLC.  The principal business address of Stephens Investment Management, LLC is One Sansome Street, Suite 2900, San Francisco, California 94104.

(14)
The mailing address for GNPR Investments LLC is c/o Quadrant Management, Inc., 40 West 57th Street, 20th Floor, New York, New York 10019.  Each share of Series A Preferred Stock is convertible into 189.305464 shares of common stock, and the holders of all shares of Series A Preferred Stock have, in the aggregate, voting rights equivalent to 189,305,464 shares of our common stock.

(15)
The principal business address for The Weinstein Company Holdings LLC is 345 Hudson Street, 13th Floor, New York, New York 10014.   Each share of Series A Preferred Stock is convertible into 189.305464 shares of common stock, and the holders of all shares of Series A Preferred Stock have, in the aggregate, voting rights equivalent to 189,305,464 shares of our common stock.

INTEREST OF CERTAIN PERSONS
IN OPPOSITION TO MATTERS TO BE ACTED UPON

No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his or her role as an officer or director of the Company.   No director of the Company opposed the proposed actions taken by the Company set forth in this Information Statement.

PROPOSAL BY SECURITY HOLDERS

No security holder has requested the Company to include any proposal in this Information Statement.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may after supplement it.  It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Information Statement to the beneficial owners of our common stock held of record by such persons and that we will reimburse them for their reasonable expenses incurred in connection therewith.  Additional copies of this Information Statement may be obtained at no charge by writing to us at:  Genius Products, Inc., 3301 Exposition Blvd., Suite 100, Santa Monica, California  90404.

MISCELLANEOUS

           One Information Statement will be delivered to multiple stockholders sharing an address unless we receive contrary instructions from one or more of the stockholders sharing such address.  Upon receipt of such notice, we will undertake to promptly deliver a separate copy of this Information Statement to the stockholder at the shared address to which a single copy of the Information Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future.   In the event a stockholder desires to provide us with such notice, it may be given verbally by telephoning our offices at (310) 401-2200  or by mail to our address at Genius Products, Inc., 3301 Exposition Blvd., Suite 100, Santa Monica, California  90404, Attn: Corporate Secretary.

The Company files annual, quarterly and current reports, proxy statements, and registration statements with the SEC.  These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.  You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

            BY ORDER OF THE BOARD OF DIRECTORS
OF GENIUS PRODUCTS, INC.

By:
Trevor Drinkwater, Chief Executive Officer

APPENDIX A

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

GENIUS PRODUCTS, INC.

 The undersigned, Trevor Drinkwater and Jason Garcia, hereby certify that:

1.           They are the Chief Executive Officer and Secretary, respectively, of Genius Products, Inc., a Delaware corporation (the “Corporation”).  The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 2, 2005, and the Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 21, 2006.

2.           Article IV, Part A of the Amended and Restated Certificate of Incorporation of the Corporation is amended and restated to read in its entirety as follows:

“A.           Classes of Stock.

Effective as of 5:00 p.m., Eastern time, on the date that this Certificate of Amendment is filed with the Secretary of State of the State of Delaware, each outstanding five hundred shares of Common Stock shall be combined and converted into one share of Common Stock, par value $0.0001 per share (the “Reverse Stock Split”).  No fractional shares shall be issued in the Reverse Stock Split and, in lieu thereof, any holder of less than one share of Common Stock immediately after the Reverse Stock Split shall be entitled to receive cash for such holder’s fractional share based on an amount per share that is no less than the fair value of one share of Common Stock as of the date that this Certificate of Amendment is filed with the Secretary of State of the State of Delaware, as such fair value is determined by the Corporation’s Board of Directors.  Whether or not the Reverse Stock Split would result in fractional shares for a holder of record shall be determined on the basis of the total number of shares of Common Stock held by such holder of record at the time that the Reverse Stock Split occurs.

The total number of shares of stock which the Corporation shall have the authority to issue is 310,000,000 shares, consisting of 300,000,000 shares of Common Stock with a par value of $0.0001 per share, and 10,000,000 shares of Preferred Stock with a par value of $0.0001 per share.

Any of the shares of Preferred Stock may be issued from time to time in one or more series.  Subject to the limitations and restrictions in this Article IV, the Board of Directors or a Committee of the Board of Directors, to the extent permitted by law and the Bylaws of the Corporation or a resolution of the Board of Directors, by resolution or resolutions, is authorized to create or provide for any such series, and to fix the designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the authority to fix or alter the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking and purchase fund provisions), the redemption price or prices, the dissolution preferences and the rights in respect to any distribution of assets of any wholly unissued series of Preferred Stock and the number of shares constituting any such series, and the designation thereof, or any of them and to increase or decrease the number of shares of any series so created, subsequent to the issue of that series but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

There shall be no limitation or restriction on any variation between any of the different series of Preferred Stock as to the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of Preferred Stock may, except as hereinafter in this Article IV otherwise expressly provided, vary in any and all respects as fixed and determined by the resolution or resolutions of the Board of Directors or by Committee of the Board of Directors, providing for the issuance of the various series; provided, however, that all shares of any one series of Preferred Stock shall have the same designation, powers, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions.”

3.           This Certificate of Amendment has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Incorporation on this ____ day of _______, 2009.

Trevor Drinkwater
Chief Executive Officer

Jason Garcia
Secretary